Filed Pursuant
                                                                to Rule 424(c)
                                                            File No. 333-18671


           THIS PROSPECTUS SUPPLEMENT FURTHER SUPPLEMENTS A PROSPECTUS
        FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24,
              1996 AND A SUPPLEMENT THERETO DATED JANUARY 13, 1997.



                              PROSPECTUS SUPPLEMENT

Tony L. Spriggs, the "Selling Shareholder" named in this prospectus has pledged the Common Stock offered herein to Smith Barney Inc. ("Smith Barney") pursuant to a full recourse loan. In the event of a loan default, Smith Barney may from time to time sell all, or a part of, the Common Stock in a manner or manners described in the "Plan of Distribution" section of the Prospectus.